                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on
Form S-3 of our report dated October 28, 2004, relating to the financial statements and financial statement schedule of Del Global Technologies Corp., appearing in and incorporated by reference in the Annual Report on Form 10-K of
Del Global Technologies Corp. for the year ended July 29, 2006 and to the reference to us under the heading "Experts" in the Prospectus, which is incorporated by reference in Registration Statement 333-139281.

/s/ Deloitte & Touche LLP
New York, New York
February 2, 2007